Exhibit 99.1

PCSB Financial Corporation Announces First Fiscal Quarter Financial Results and

Declares Quarterly Cash Dividend

Yorktown Heights, New York; October 23, 2019 – PCSB Financial Corporation (the “Company”) (NASDAQ: PCSB), parent of PCSB Bank (the "Bank"), today announced its results for the three months ended September 30, 2019. For the three months ended September 30, 2019, net income was $2.8 million, or $0.18 per share, compared to $1.7 million, or $0.10 per share, for the three months ended June 30, 2019 and $2.3 million, or $0.14 per share, for the three months ended September 30, 2018.

On a non-GAAP basis, which excludes certain nonrecurring items, the Company recorded adjusted net income of $2.4 million, or $0.15 per diluted share for the three months ended September 30, 2019 as compared to adjusted net income of $1.6 million, or $0.10 per diluted share for the three months ended June 30, 2019 and $2.2 million, or $0.13 per diluted share, for the three months ended September 30, 2018. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

The Board of Directors declared a regular quarterly cash dividend of $0.04 per share. The dividend is payable on or about November 29, 2019 to stockholders of record as of the close of business on November 15, 2019.

First Quarter Highlights

•	Diluted earnings per share of $0.18, an increase of 28.6% compared to the same quarter last year.
•	Net interest income of $12.0 million, an increase of $1.5 million, or 14.7%, compared to the same quarter last year.
•	Net interest margin was 3.03% for the quarter, an increase from 2.94% for the same quarter last year.
•	The efficiency ratio was 68.85% for the quarter, compared to 72.11% for the same quarter last year.
•	Total loans receivable was $1.16 billion, a result of loan growth of $70.1 million, or 6.4%, during the quarter.
•	Loans to deposits ratio was 94.27%, an increase from 78.49% as of the same quarter last year.
•	The Company repurchased 179,800 shares during the quarter at a total cost of $3.5 million, or an average cost of $19.60 per share.

President’s Comments

Commenting on the Company’s results, Joseph D. Roberto. Chairman, President and Chief Executive Officer of PCSB Financial Corporation said, “I am pleased to report continued growth in our core business as we begin our third fiscal year as a public company.  We continue to build off the strong results achieved in fiscal 2019 with solid results in the first quarter of fiscal 2020 as loans grew an additional $70.1 million or 6.4%, resulting in a 28.5% increase over the year ago period.  Profitability continues to improve as net income of $2.8 million increased $500,000 or 21.5% over the year ago period.  Asset quality remains strong as the ratio of non-performing assets to total assets of 0.26% decreased from 0.43% at September 30, 2018.  As we move forward, we remain focused on enhancing shareholder value through continued growth in earnings together with capital management techniques such as share repurchases and dividends.”

Income Statement Summary

Net interest income was $12.0 million for the quarter ended September 30, 2019, an increase of $1.2 million, or 11.5%, compared to the quarter ended June 30, 2019, and an increase of $1.5 million, or 14.7%, compared to quarter ended September 30, 2018. These increases in net interest income are primarily the result of increases in average net interest earning assets, as the Company has accomplished significant growth in average loans receivable compared to both the prior quarter and the same quarter last year, as well as increases in net interest margin.

The net interest margin was 3.03% for the current quarter, an increase of nine basis points compared to 2.94% in both the prior quarter and prior year quarter. Included in current quarter net interest income is $477,000 of prepayment income earned on loans receivable and investment securities. Excluding this nonrecurring prepayment income, net interest margin for the quarter would have been 2.91%, a decrease of three basis points from both the

1

prior quarter and the prior year quarter. Despite rising funding costs due to higher short-term interest rates along with competitive loan and deposit pricing, continued asset growth and a shift in the asset mix has mitigated the decrease in the net interest margin.

The yield on interest-earning assets for the current quarter was 4.04%, a 23 basis point increase from the prior quarter and a 50 basis point increase from the prior year quarter. Excluding the effects of prepayment income, the yield on interest-earning assets was 3.92% for the current quarter.

The cost of interest-bearing deposits was 1.20% for the current quarter, an increase of eight basis points from 1.12% for the prior quarter and an increase of 41 basis points from 0.79% for the prior year quarter. The Company has experienced a shift in the deposit mix as customers in lower costing saving products moved to higher rate money market and time deposits. Additionally, as the Company has increasingly utilized borrowings over the past year to fund loan growth, the cost of interest-bearing liabilities was 1.32% for the current quarter, an increase of 16 basis points from 1.16% for the prior quarter and an increase of 51 basis points from 0.81% for the prior year quarter.

The provision for loan losses was $335,000 for the three months ended September 30, 2019 compared to $737,000 in the prior quarter and $58,000 for the same period in 2018. Charge-offs, net of recoveries, were $6,000 for the three months ended September 30, 2019 compared to $18,000 for the three months ended June 30, 2019 and $3,000 for the three months ended September 30, 2018.  Loans classified as substandard or doubtful increased $2.8 million, or 33.1%, to $11.3 million at September 30, 2019 from $8.5 million at June 30, 2019 and decreased $1.7 million, or 13.7%, from $13.0 million at September 30, 2018. Non-performing loans as a percent of total loans receivable was 0.29% as of September 30, 2019, an increase from 0.25% as of June 30, 2019 and a decrease from 0.62% as of September 30, 2018.

Noninterest income increased $124,000 to $765,000 for the three months ended September 30, 2019 compared to the same period in 2018, primarily due to increases of $99,000 in swap income and $23,000 in gains on sale of foreclosed real estate. Noninterest income decreased $197,000 from the three months ended June 30, 2019, primarily due to a $191,000 decrease in swap income.

Noninterest expense increased $779,000 to $8.8 million for the three months ended September 30, 2019 compared to the same period in 2018 and increased $79,000 compared to the three months ended June 30, 2019. The $779,000 increase from the prior year period was caused primarily by $829,000 of stock-based compensation expense recorded in the current quarter, compared to no such expense in the prior year period. The Company applied small bank assessment credits of $98,000 which fully offset the Company’s FDIC assessment for the current quarter. The remaining credits available are $239,000.

The effective income tax rate was 22.3% for the three months ended September 30, 2019, as compared to 26.2% for the three months ended June 30, 2019 and 23.4% for the three months ended September 30, 2018.

Balance Sheet Summary

Total assets increased $21.0 million to $1.66 billion at September 30, 2019 from $1.64 billion at June 30, 2019.  This increase was primarily due to an increase of $70.1 million in net loans receivable, partially offset by decreases of $38.8 million in total investment securities and $22.2 million in cash and cash equivalents. The $70.1 million increase in loans was the result of $64.9 million of originations and $44.1 million of loan purchases, partially offset by $38.9 million of net amortization and repayments. Commercial mortgages increased $74.9 million or 11.5%, and construction loans increased $5.6 million, or 42.3%, while commercial loans decreased $7.7 million or 5.8%.

Total liabilities increased $20.8 million to $1.38 billion at September 30, 2019 from $1.36 billion at June 30, 2019.  This increase was primarily due to a $14.6 million increase in other liabilities, as a result of recording a $12.0 million lease liability (a related lease asset was also recorded as part of bank premises and equipment) associated with the adoption of new lease accounting standards, and a net increase of $6.3 million in deposits and escrow balances.

Total shareholders’ equity increased $215,000 to $281.5 million at September 30, 2019 from $281.3 million at June 30, 2019.  This increase was primarily due to net income of $2.8 million, as well as $1.3 million of stock-based compensation and reduction in unearned ESOP shares for plan shares earned during the period, partially offset by the repurchase of $3.5 million (179,800 shares) of common stock and $659,000 of cash dividends declared and paid.

2

As of September 30, 2019, there were 710,221 shares available to be repurchased under the current stock repurchase plan.

At September 30, 2019, the Company’s book value per share and tangible book value per share were $15.97 and $15.61, respectively, compared to $15.80 and $15.44, respectively, at June 30, 2019.  Reconciliations of book value per share (GAAP measure) to tangible book value per share (non-GAAP measure) appear at the end of this release. At September 30, 2019, the Bank was considered “well capitalized” under applicable regulatory guidelines.

About PCSB Financial Corporation and PCSB Bank

PCSB Financial Corporation is the bank holding company for PCSB Bank. PCSB Bank is a New York-chartered commercial bank that has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871. It operates from its executive offices/headquarters and 15 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York.

This News Release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the Company's business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact: Joseph D. Roberto

Chairman, President and Chief Executive Officer

(914) 248-7272

3

PCSB Financial Corporation and Subsidiaries

Consolidated Balance Sheets (unaudited)

(amounts in thousands, except share and per share data)

	September 30,	June 30,
	2019	2019

ASSETS
Cash and due from banks	$36,544	$58,756
Federal funds sold	1,253	1,273
Cash and cash equivalents	37,797	60,029
Held to maturity debt securities, at amortized cost (fair value of $315,901 and $346,243, respectively)	314,165	345,545
Available for sale debt securities, at fair value	64,842	72,228
Total investment securities	379,007	417,773
Loans receivable, net of allowance for loan losses of $5,993 and $5,664, respectively	1,163,254	1,093,121
Accrued interest receivable	5,494	4,797
FHLB stock	6,254	6,255
Premises and equipment, net	23,946	11,802
Deferred tax asset, net	2,291	2,478
Foreclosed real estate	856	1,158
Bank-owned life insurance	24,428	24,291
Goodwill	6,106	6,106
Other intangible assets	298	323
Other assets	8,877	9,446
Total assets	$1,658,608	$1,637,579
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits	$1,092,338	$1,084,442
Non-interest bearing deposits	141,567	141,379
Total deposits	1,233,905	1,225,821
Mortgage escrow funds	7,553	9,355
Advances from Federal Home Loan Bank	111,185	111,216
Other liabilities	24,443	9,880
Total liabilities	1,377,086	1,356,272
Commitments and contingencies	-	-
Preferred stock ($0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding as of September 30, 2019 and June 30, 2019, respectively)	-	-
Common stock ($0.01 par value, 200,000,000 shares authorized, 18,712,295 shares issued as of September 30, 2019 and June 30, 2019, and 17,624,239 and 17,804,039 shares outstanding as of September 30, 2019 and June 30, 2019, respectively)	187	187
Additional paid in capital	183,198	182,129
Retained earnings	136,670	134,500
Unearned compensation - ESOP	(11,870)	(12,114)
Accumulated other comprehensive loss, net of income taxes	(4,834)	(5,090)
Treasury stock, at cost (1,088,056 and 908,256 shares as of September 30, 2019 and June 30, 2019, respectively)	(21,829)	(18,305)
Total shareholders' equity	281,522	281,307
Total liabilities and shareholders' equity	$1,658,608	$1,637,579

4

PCSB Financial Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended
	September 30,
	2019	2018
Interest and dividend income
Loans receivable	$13,036	$9,898
Investment securities	2,692	2,366
Federal funds and other	298	345
Total interest and dividend income	16,026	12,609
Interest expense
Deposits	3,301	2,056
FHLB advances	727	89
Total interest expense	4,028	2,145
Net interest income	11,998	10,464
Provision for loan losses	335	58
Net interest income after provision for loan losses	11,663	10,406
Noninterest income
Fees and service charges	402	418
Bank-owned life insurance	137	140
Swap income	170	71
Other	56	12
Total noninterest income	765	641
Noninterest expense
Salaries and employee benefits	5,764	5,140
Occupancy and equipment	1,315	1,241
Communications and data processing	531	472
Professional fees	404	369
Postage, printing, stationary and supplies	140	138
FDIC assessment	-	93
Advertising	100	87
Amortization of intangible assets	24	28
Other operating expenses	509	440
Total noninterest expense	8,787	8,008
Net income before income tax expense	3,641	3,039
Income tax expense	812	710
Net income	$2,829	$2,329
Earnings per common share:
Basic	$0.18	$0.14
Diluted	$0.18	$0.14
Weighted average common shares outstanding:
Basic	15,979,762	16,869,100
Diluted	16,082,276	16,869,100

5

PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited)

(dollar amounts in thousands)

	Three Months Ended September 30,
	2019			2018
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate
Assets:
Loans receivable	$1,142,025	$13,036	4.56%	$903,021	$9,898	4.38%
Investment securities	399,190	2,692	2.70	453,671	2,366	2.09
Other interest-earning assets	45,914	298	2.58	67,222	345	2.03
Total interest-earning assets	1,587,129	16,026	4.04	1,423,914	12,609	3.54
Non-interest-earning assets	70,266			55,251
Total assets	$1,657,395			$1,479,165

Liabilities and equity:
NOW accounts	$119,852	57	0.19	$119,404	53	0.18
Money market accounts	149,880	463	1.23	61,679	139	0.89
Savings accounts and escrow	362,569	232	0.25	462,542	289	0.25
Time deposits	459,348	2,549	2.20	392,336	1,575	1.59
Total interest-bearing deposits	1,091,649	3,301	1.20	1,035,961	2,056	0.79
FHLB advances	121,855	727	2.37	18,821	89	1.89
Total interest-bearing liabilities	1,213,504	4,028	1.32	1,054,782	2,145	0.81
Non-interest-bearing deposits	140,627			127,762
Other non-interest-bearing liabilities	21,211			7,282
Total liabilities	1,375,342			1,189,826
Total shareholders' equity	282,053			289,339
Total liabilities and shareholders' equity	$1,657,395			$1,479,165

Net interest income		$11,998			$10,464
Interest rate spread (1)			2.72			2.73
Net interest margin (2)			3.03			2.94
Average interest-earning assets to interest-bearing liabilities	130.79%			135.00%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

6

PCSB Financial Corporation and Subsidiaries

Condensed Financial Information (unaudited)

(amounts in thousands, except per share data)

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Condensed Balance Sheets
Cash and cash equivalents	$37,797	$60,029	$87,105	$143,119	$68,323
Total investment securities	379,007	417,773	440,014	452,463	441,748
Loans receivable, net	1,163,254	1,093,121	935,680	904,377	905,093
Other assets	78,550	66,656	60,959	57,356	59,331
Total assets	$1,658,608	$1,637,579	$1,523,758	$1,557,315	$1,474,495

Total deposits and escrow	$1,241,458	$1,235,176	$1,209,868	$1,234,409	$1,158,102
Advances from Federal Home Loan Bank	111,185	111,216	26,248	26,279	18,810
Other liabilities	24,443	9,880	9,326	7,845	7,706
Total liabilities	1,377,086	1,356,272	1,245,442	1,268,533	1,184,618
Total shareholders' equity	281,522	281,307	278,316	288,782	289,877
Total liabilities and shareholders' equity	$1,658,608	$1,637,579	$1,523,758	$1,557,315	$1,474,495

	Quarter Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Condensed Income Statements
Interest income	$16,026	$13,952	$13,646	$13,240	$12,609
Interest expense	4,028	3,193	2,909	2,496	2,145
Net interest income	11,998	10,759	10,737	10,744	10,464
Provision for loan losses	335	737	7	6	58
Noninterest income	765	962	579	920	641
Noninterest expense	8,787	8,708	8,698	8,580	8,008
Income before income tax expense	3,641	2,276	2,611	3,078	3,039
Income tax expense	812	597	625	754	710
Net income	$2,829	$1,679	$1,986	$2,324	$2,329

Earnings per share:
Basic	$0.18	$0.10	$0.12	$0.14	$0.14
Diluted	$0.18	$0.10	$0.12	$0.14	$0.14

7

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited)

	Quarter Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Performance Ratios (1):
Return on average assets	0.68%	0.44%	0.52%	0.62%	0.63%
Return on average equity	4.01%	2.40%	2.83%	3.20%	3.22%
Interest rate spread	2.72%	2.65%	2.67%	2.75%	2.73%
Net interest margin	3.03%	2.94%	2.94%	3.00%	2.94%
Adjusted Efficiency ratio (2)	71.80%	74.55%	77.04%	74.74%	72.85%

Noninterest income to average assets	0.18%	0.25%	0.15%	0.25%	0.17%
Noninterest expense to average assets	2.12%	2.29%	2.29%	2.30%	2.17%

Average interest-earning assets to average interest-bearing liabilities	130.79%	132.96%	133.68%	135.40%	135.00%
Average equity to average assets	17.02%	18.40%	18.52%	19.48%	19.56%
Dividend payout ratio (3)	23.29%	39.43%	24.97%	22.42%	21.64%

8

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of and for the quarter ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Loans to deposits	94.27%	89.17%	77.83%	73.81%	78.49%

Share Data:
Shares outstanding	17,624,239	17,804,039	17,804,039	18,490,225	18,165,110
Book value per common share	$15.97	$15.80	$15.63	$15.62	$15.96
Tangible book value per common share (4)	$15.61	$15.44	$15.27	$15.27	$15.60

Asset Quality Ratios:
Non-performing loans receivable	$3,425	$2,727	$2,847	$3,576	$5,630
Non-performing assets	$4,281	$3,885	$3,500	$4,148	$6,384
Allowance for loan losses as a percent of total loans receivable	0.51%	0.52%	0.53%	0.54%	0.54%
Total valuation adjustment as a percent of total gross loans receivable (5)	0.60%	0.62%	0.66%	0.69%	0.70%
Allowance for loan losses as a percent of non-performing loans receivable	174.98%	207.70%	173.67%	138.23%	88.08%
Non-performing loans as a percent of total loans receivable, net	0.29%	0.25%	0.30%	0.39%	0.62%
Non-performing assets as a percent of total assets	0.26%	0.24%	0.23%	0.27%	0.43%

Net charge-offs	$6	$18	$5	$22	$3
Net charge-offs to average outstanding loans during the period (1)	0.00%	0.01%	0.00%	0.00%	0.00%

Capital Ratios (6):
Tier 1 capital (to adjusted total assets)	12.89%	13.81%	13.71%	13.78%	13.80%
Common equity Tier 1 capital (to risk-weighted assets)	17.16%	17.96%	20.47%	20.73%	21.17%
Tier 1 capital (to risk-weighted assets)	17.16%	17.96%	20.47%	20.73%	21.17%
Total capital (to risk-weighted assets)	17.64%	18.45%	20.96%	21.23%	21.68%

(1) Performance ratios are annualized.

(2) Adjusted efficiency ratio is a non-GAAP measure and is defined as noninterest expense, less certain nonrecurring items, divided by operating revenue, which is equal to net interest income plus non-interest income excluding certain nonrecurring items. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the impact of certain one-time items and other discrete items that are unrelated to our core business. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

(3) Dividends declared per share divided by net income per share.

(4) Tangible book value per share is a non-GAAP measure and equals total shareholders’ equity, less goodwill and other intangible assets, divided by shares outstanding. We believe this disclosure may be meaningful to those investors who seek to evaluate our equity without giving effect to goodwill and other intangible assets. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

9

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands)

(5) Loans acquired in 2015 as part of the CMS Bancorp. Inc./CMS Bank acquisition were recorded at their estimated fair value at the acquisition date and did not include a carry-over of the related pre-acquisition allowance for loan losses. Total valuation adjustments equal the allowance for loan losses plus the remaining discounts on acquired loans. We believe this ratio provides investors a more meaningful comparison to periods presented prior to the 2015 acquisition, as well as to our peers. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

(6) Represents Bank ratios.

10

PCSB Financial Corporation and Subsidiaries

Loan and Deposit Portfolios (unaudited)

(amounts in thousands)

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Mortgage loans:
Residential mortgages	$264,251	$265,167	$261,970	$248,575	$249,894
Commercial mortgage	726,315	651,396	499,284	499,930	495,944
Construction	18,830	13,231	16,302	16,023	16,890
Net deferred loan origination costs	1,202	1,031	843	842	859
Total mortgage loans	1,010,598	930,825	778,399	765,370	763,587
Commercial and consumer loans:
Commercial loans	125,926	133,614	126,514	107,899	110,196
Home equity credit lines	31,503	33,204	34,525	35,029	35,191
Consumer and overdrafts	437	365	459	321	344
Net deferred loan origination costs	783	777	728	701	734
Total commercial and consumer loans	158,649	167,960	162,226	143,950	146,465
Total loans receivable	1,169,247	1,098,785	940,625	909,320	910,052
Allowance for loan losses	(5,993)	(5,664)	(4,945)	(4,943)	(4,959)
Loans receivable, net	$1,163,254	$1,093,121	$935,680	$904,377	$905,093

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Demand deposits	$141,567	$141,379	$137,899	$162,113	$131,024
NOW accounts	124,062	123,069	120,353	123,251	121,449
Money market accounts	151,652	148,134	137,197	121,146	79,266
Savings	350,250	357,844	379,550	397,460	425,189
Time deposits	466,374	455,395	427,194	421,354	396,193
Total deposits	$1,233,905	$1,225,821	$1,202,193	$1,225,324	$1,153,121

11

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(dollar amounts in thousands, except share and per share data)

	Quarter Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Computation of Adjusted Net Income and Adjusted Earnings Per Share
Net income applicable to common stock (GAAP)	$2,829	$1,679	$1,986	$2,324	$2,329

Adjustments (1):
Losses on other receivables	-	-	-	68	-
Prepayment income on loans receivable and investment securities	(371)	(25)	(20)	(72)	(68)
Gain on sale of foreclosed real estate	(37)	-	-	-	(19)
Gain on sale of investment securities	-	(5)	-	(42)	-
Gain on sale of bank premises	-	-	-	(118)	-
Adjusted net income (Non-GAAP)	$2,421	$1,649	$1,966	$2,160	$2,242

Average number of common shares outstanding:
Basic	15,979,762	16,033,505	16,204,393	16,852,718	16,869,100
Diluted	16,082,276	16,099,846	16,261,755	16,868,464	16,869,100
Earnings per share (GAAP):
Basic	$0.18	$0.10	$0.12	$0.14	$0.14
Diluted	$0.18	$0.10	$0.12	$0.14	$0.14
Adjusted earnings per common share (Non-GAAP):
Basic	$0.15	$0.10	$0.12	$0.13	$0.13
Diluted	$0.15	$0.10	$0.12	$0.13	$0.13

(1) Amounts included in income before income tax expense are presented net of tax.

12

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	Quarter Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Computation of Efficiency Ratio
Noninterest expense (GAAP)	$8,787	$8,708	$8,698	$8,580	$8,008
Adjustments:
Losses on other receivables	-	-	-	(90)	-
Adjusted noninterest expense (non-GAAP)	$8,787	$8,708	$8,698	$8,490	$8,008

Net interest income	$11,998	$10,759	$10,737	$10,744	$10,464
Noninterest income	765	962	579	920	641
Total (GAAP)	12,763	11,721	11,316	11,664	11,105
Adjustments:
Prepayment income on loans receivable and investment securities	(477)	(34)	(26)	(95)	(89)
Gain on sale of foreclosed real estate	(47)	-	-	-	(24)
Gain on sale of investment securities	-	(7)	-	(55)	-
Gain on sale of bank premises	-	-	-	(155)	-
Adjusted total (Non-GAAP)	$12,239	$11,680	$11,290	$11,359	$10,992

Efficiency ratio (GAAP)	68.85%	74.29%	76.86%	73.56%	72.11%
Adjusted efficiency ratio (Non-GAAP)	71.80%	74.55%	77.04%	74.74%	72.85%

13

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Computation of Tangible Book Value per Common Share
Total shareholders' equity (GAAP)	$281,522	$281,307	$278,316	$288,782	$289,877
Adjustments:
Preferred stock	-	-	-	-	-
Common shareholders' equity	281,522	281,307	278,316	288,782	289,877
Adjustments:
Goodwill	(6,106)	(6,106)	(6,106)	(6,106)	(6,106)
Other intangible assets	(298)	(323)	(348)	(376)	(405)
Tangible common shareholders' equity (Non-GAAP)	$275,118	$274,878	$271,862	$282,300	$283,366

Common shares outstanding	17,624,239	17,804,039	17,804,039	18,490,225	18,165,110

Book value per share (GAAP)	$15.97	$15.80	$15.63	$15.62	$15.96
Adjustments:
Effects of intangible assets	(0.36)	(0.36)	(0.36)	(0.35)	(0.36)

Tangible book value per common share (Non-GAAP)	$15.61	$15.44	$15.27	$15.27	$15.60

	Quarter Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Computation of valuation adjustment
Allowance for loan losses	$5,993	$5,664	$4,945	$4,943	$4,959
Add: Purchase accounting discounts on acquired loans	983	1,180	1,262	1,349	1,442
Total valuation adjustments	$6,976	$6,844	$6,207	$6,292	$6,401
Total gross loans	$1,169,247	$1,098,785	$940,625	$909,320	$910,052
Total valuation adjustments as a percent of total gross loans	0.60%	0.62%	0.66%	0.69%	0.70%

14